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KIRKPATRICK & LOCKHART LLP                     1800 Massachusetts Avenue, NW
                                               Suite 200
                                               Washington, DC 20036-1221
                                               202.778.9000
                                               202.778.9100 Fax
                                               www.kl.com



                                February 20, 2003


EQ Advisors Trust
1290 Avenue of the Americas
New York, NY 10104

Ladies and Gentlemen:

         We have acted as counsel to EQ Advisors Trust, a Delaware statutory trust ("Trust"), in connection with the filing with the Securities and Exchange Commission ("SEC") of a registration statement on Form N-14 (File No. 333-17217) ("Registration Statement"), registering under the Securities Act of 1933, as amended (the "1933 Act"), an indefinite number of Class IA and IB shares of beneficial interest ("Shares") of EQ/Alliance International Portfolio ("Acquiring Portfolio"), a series of the Trust, in connection with the reorganization ("Reorganization") of EQ/International Equity Index Portfolio ("Acquired Portfolio"), another series of the Trust, into the Acquiring Portfolio.

         You have requested our opinion as to certain matters regarding the Shares of the Acquiring Portfolio to be issued in the Reorganization, as provided for in the Plan of Reorganization and Termination adopted by the Trust on behalf of the Acquiring Portfolio and the Acquired Portfolio ("Plan"). (As used in this letter, the term "Shares" means the Class IA and Class IB shares of beneficial interest of the Acquiring Portfolio issued in fulfillment of the Plan.) The Plan provides for the Acquired Portfolio to transfer its assets to the Acquiring Portfolio in exchange solely for the issuance of Shares and the Acquiring Portfolio's assumption of the liabilities of the Acquired Portfolio. In connection with rendering our opinion, we have examined the Registration Statement, the Trust's Amended and Restated Agreement and Declaration of Trust, as amended (the "Agreement"), and Bylaws and the corporate action of the Trust that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

         Our opinion is limited to the facts in existence and the laws in effect on the date hereof and is further limited to the federal laws of the United States of America and the laws of the State of Delaware that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Trust; and

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EQ Advisors Trust
February 20, 2003
Page 2


         2. When issued and sold in accordance with the terms provided in the Registration Statement, including the receipt by the Trust of full payment for the Shares in the manner contemplated by the Plan, subject to compliance with the 1933 Act, the Investment Company Act of 1940, as amended, and applicable state law regulating the offer and sale of securities, the Shares will be validly issued, fully paid and non-assessable.

         This opinion is rendered solely for your use in connection with the filing of the Registration Statement. This opinion may not be relied upon by any other person or for any other purpose without our express written consent.

         We hereby consent to this opinion accompanying the Registration Statement when it is filed with the SEC and to the reference to our firm in the Registration Statement.



                                             Very truly yours,


                                             /s/ Kirkpatrick & Lockhart LLP
                                             ------------------------------
                                             Kirkpatrick & Lockhart LLP